UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 29, 2022
_____________________________
MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_____________________________

Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01 - Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed by MediaAlpha, Inc. (“MediaAlpha”) on March 2, 2022 (the “Signing 8-K”), on February 24, 2022, QuoteLab, LLC, a Delaware limited liability company (“QuoteLab”) and a wholly owned subsidiary of MediaAlpha, and CHT Buyer, LLC, a Delaware limited liability company and a wholly owned subsidiary of QuoteLab (“Buyer” and, together with QuoteLab, the “Buyer Parties”), agreed to acquire substantially all of the assets of Customer Helper Team, LLC, a Delaware limited liability company (“Seller”), pursuant to an Asset Purchase Agreement (the “Agreement”) by and among the Buyer Parties, Seller, and the members of Seller party thereto (the “Seller Members” and, together with Seller, the “Seller Parties”). The Agreement provides for the acquisition by Buyer of substantially all of the assets of Seller related to, used or held for use in connection with, Seller’s business of providing customer generation and acquisition services for Medicare insurance, automobile insurance, health insurance, life insurance, debt settlement and credit repair companies (the “Business”), on the terms and subject to the conditions set forth in the Agreement. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Agreement, which was filed as Exhibit 2.1 to the Signing 8-K.
On March 29, 2022, the Buyer Parties and the Seller Parties agreed to amend the Agreement pursuant to a First Amendment to Asset Purchase Agreement (the “First Amendment”). The First Amendment amends the Agreement to:
•provide that the Closing shall not occur prior to April 1, 2022 unless otherwise approved in writing by Buyer;
•modify the date on which each Earn-Out Period will commence and end, to account for the fact that the Closing is expected to occur later than originally anticipated by the Buyer Parties and the Seller Parties;
•add as a condition to the obligations of the Buyer Parties to consummate the transactions contemplated by the Agreement that the Seller shall have completed the transition of the Business to a new software platform, and that the Business shall have maintained certain performance levels through such transition;
•remove certain third-party consents from the list of such consents that must be obtained by Seller as a condition to the obligations of the Buyer Parties to consummate the transactions contemplated by the Agreement;
•extend the date by which the Closing must occur to April 15, 2022; and
•exclude certain contracts related to the Business from the Purchased Assets to be acquired by Buyer.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements regarding the acquisition of the Business and the Purchased Assets and the expected timing of closing the transactions contemplated by the Agreement. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Assumptions relating to the foregoing involve judgments and risks with respect to various matters which are difficult or impossible to predict accurately and many of which are beyond the control of MediaAlpha and its subsidiaries and affiliates. Certain of such judgments and risks are discussed in MediaAlpha’s filings with the Securities and Exchange Commission. Although MediaAlpha believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the results contemplated in forward-looking statements may not be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by MediaAlpha or any other person that their objectives or plans will be achieved. MediaAlpha undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to Asset Purchase Agreement, dated as of March 29, 2022, by and among QuoteLab, LLC, CHT Buyer, LLC, Customer Helper Team, LLC and the Seller Members*
*Portions of this exhibit have been omitted pursuant to Rule 601(b)(2) of Regulation S-K as MediaAlpha has determined that (i) the omitted information is not material and is of the type that MediaAlpha treats as private and confidential and (ii) the omitted information would likely cause competitive harm if publicly disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: March 30, 2022	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary